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                                                                   EXHIBIT 10.15

             CORRECTED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

     WHEREAS, GlobalSCAPE, Inc. ("GlobalSCAPE") and Sandra Poole-Christal ("Executive") entered into an Executive Employment Agreement dated effective January 1, 1998 (the "Original Agreement"); and

     WHEREAS the Original Agreement contained various errors;

     NOW THEREFORE, the parties have executed this Corrected and Restated Executive Employment Agreement (the "Agreement") effective as of the date of the Original Agreement:


The parties hereto agree as follows:

     1.  Employment. The Company agrees to employ Executive and Executive
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accepts such employment for the period beginning January 1, 1998 (the "Start
Date") and ending upon termination pursuant to paragraph 1 (D) hereof (the
                                               ---------------
"Employment Period").

(A)  Services.  During the Employment Period, Executive will be the President of
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the Company, and in connection therewith will render such services of an executive and administrative character to the Company and its affiliates as are customarily rendered by persons holding such position with similarly situated companies, as the Board of Directors of the company, (the "Board") may from time to time direct. Executive will devote her best efforts and substantially all of her business time and attention (except as otherwise specifically permitted herein and except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its affiliates and will faithfully and diligently carry out such duties and have such responsibilities as are customary among persons employed in substantially similar capacities for similar companies. Executive will report to GlobalSCAPE's Board of Directors and shall faithfully and diligently comply with all of its reasonable and lawful directives. For purposes of this Agreement, the term "affiliates" means any corporation, limited partnership, limited liability company or other entity engaged in the same business as the Company or a related business, which controls, is controlled by or is under common control with the Company.

(B)  Salary.  During the Employment Period and thereafter as provided in
     ------
paragraph (D) below, the Company will pay Executive a base salary at the rate of
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not less than $80,000 per annum  (or such higher amount as the Board may establish from time to time), and will be payable in accordance with the Company's regular payroll practices.

(C)  Benefits.  In addition to the compensation described above in this
     --------
paragraph 1, Executive will be entitled during the Employment Period to the
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following benefits:

          (1) such bonus as the Board in its sole discretion may from time to time authorize, but in no event shall bonuses paid during a year exceed 50% of Executive's base salary for such year;

          (2) such health insurance and other benefits as are available from time to time to the Company's salaried employees generally;

          (3) in accordance with the Company's vacation and absence paid as in effect from time to time, sick leave, personal time provided that Executive shall have no less than three weeks vacation each year, with salary;

          (4) reimbursement, upon submission of documentation in accordance with the Company's regular expense policies, for reasonable business expenses incurred on the Company's behalf by Executive;

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          (5)  participation in any savings plan, 401(k) plan, profit sharing plan or pension plan as is available from time to time to the Company's salaried employees generally; and

          (6) opportunity to participate in any and all employee benefit plans from time to time in effect for executives or salaried employees of the Company generally (subject to any contribution therefore generally required by such employees and except to the extent such plans are in a category of benefit otherwise provided to Executive).

(D)  Termination.  Unless earlier terminated by termination of Executive's
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employment pursuant to any of the provisions immediately below, Executive's employment with the Company will continue until the third anniversary of the Start Date, and Executive's employment shall be renewed automatically for one-year periods thereafter unless either party hereto gives written notice to the other party, at least 120 days prior to the next anniversary date, that such employment shall not be renewed:

          (1)  Death.  In the event of Executive's death during the term hereof,
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Executive's employment hereunder shall immediately and automatically terminate.
Notwithstanding such event, the Company shall pay to Executive's designated beneficiary or, if no beneficiary has been designated by Executive, to her estate, the base salary at the rate in effect on the date of death for a period of 6 months. The Company shall also pay to Executive's designated beneficiary or, if no beneficiary has been designated by Executive, to her estate, any incentive compensation that is earned but unpaid, based on the operations of the Company for the whole year, prorated through the date of death.

          (2)  Disability.
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                    (a)  The Company may terminate Executive's employment
hereunder, upon notice to Executive, in the event that Executive becomes disabled during her employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of her duties and responsibilities hereunder for 90 days during any period of 365 consecutive calendar days. In the event of such termination, until the earliest of (i) the conclusion of the then-current term of this Agreement and (ii) the conclusion of a period of 6 months following the date of termination, the Company shall continue to pay Executive the base salary at the rate in effect on the date of termination and shall continue to contribute to the cost of Executive's participation in the Company's group medical and dental insurance plan, if any, provided that Executive is entitled to continue such participation under applicable law and plan terms. The Company will also pay Executive, in the case of such termination, any incentive compensation that is earned but unpaid, based on the operations of the Company for the whole year, prorated through the date of such termination;

                    (b) While receiving disability income payments under the Company's disability income plan, if any, Executive shall be entitled to receive the excess, if any, of base salary under paragraph I (B) hereof over such
                                         ---------------
disability income payments, and shall be entitled to receive such bonus and other benefits as are described in paragraph 1(C), until the termination of her
                                   --------------
employment and except to the extent a longer period is specified in paragraph
                                                                    ---------
1(D)(2)(a).
----------

          (3)  Termination by the Company without Cause.  The Company may at any
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time terminate Executive's employment without Cause (as defined below) by giving
Executive written notice of the effective date of termination. In the event of such termination, the Company shall have the continuing obligation to make payments of base salary in accordance with paragraph (B) above at the rate in
                                           -------------
effect on the effective date of such termination until the third anniversary of the Start Date or until 12 months after the effective date of such termination, whichever period is longer. Additionally, during such period following termination as the Company shall have the continuing obligation to make payments of base salary, the Company shall continue to contribute to the cost of Executive's participation in the Company's group medical and insurance plans, if any, provided that Executive is entitled to continue such participation under applicable law and plan. The Company will also pay Executive, in the event of

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such termination, any incentive compensation that is earned but unpaid, based on operations of the Company for the whole year, prorated through the date of her termination.

     (4)  Termination by the Company for Cause. The Company shall have the right
          ------------------------------------
to terminate the Executive's employment at any time for any of the following reasons (each of which is referred to herein as "Cause") by giving Executive written notice of the effective date of termination (which effective date may be the date of such notice):

          (a)  the willful breach of any provision of paragraphs 1(A), 2, 3, 4
                                                      ------------------------
or 5 (including, but not limited to, a refusal to follow reasonable and lawful
----
directives of the Board; provided, however, that to the extent that such breach is curable, the Board will give Executive written notice of such breach and Executive will have 30 days from the receipt of such notice to cure such breach;

          (b) any act of fraud, embezzlement or other material dishonesty with respect to any aspect of the Company's business;

          (c)  continued use of illegal drugs;

          (d) substantial failure of performance, repeated or continued after written notice of such failure and explanation of such failure of performance, which is reasonably determined by the Board of Directors to be materially injurious to the business or interests of the Company; or

          (e)  conviction of a felony or of a crime involving moral turpitude.

          If the Company terminates Executive's employment for any of the reasons set forth above in this paragraph 1(D)4, the Company shall have no other
                                ---------------
obligations hereunder (including the obligation to continue to make payments of base salary as provided in paragraph 1(D)3 from and after the effective date of
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termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity.

     (5)  By the Executive for Good Reason.  Executive may terminate her
          --------------------------------
employment hereunder for Good Reason, upon written notice to the Company setting forth the nature of such Good Reason in reasonable detail. "Good Reason" shall mean:

         (a) the material failure of the Company to provide Executive the base salary and incentive compensation and benefits in accordance with the terms of paragraph 1 and paragraph 6 hereof;
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         (b)   the material diminution in the nature or scope of Executive's responsibilities, duties or authority; or

         (c)   the occurrence of a Change in Control (as defined herein).

     In the event of termination in accordance with this paragraph 1(D)(5), the
                                                         -----------------
Company shall continue to pay Executive the base salary at the rate in effect on the effective date of such termination until the third anniversary of the Start Date or, in the event this Agreement has been automatically extended thereafter in accordance with paragraph 1(D) hereof, until next anniversary of the Start
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Date.  Additionally, during such period following termination as the Company shall have the continuing obligation to make payments of base salary, the Company shall continue to contribute to the cost of Executive's participation in the Company's group medical and insurance plans, if any, provided that Executive is entitled to continue such participation under applicable law and plan. The Company will also pay Executive, in the event of such termination, any incentive compensation that is earned but unpaid, based on operations of the Company for the whole year, prorated through the date of her termination.

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     A "Change in Control" shall be deemed to have occurred if (i) any "person"
(as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of outstanding securities of the Company representing 75% or more of the combined voting power of the outstanding securities of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve (A) a merger or consolidation of the Company with any other entity (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 26% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), (B) a plan of complete liquidation of the Company or (C) an agreement or agreements for the sale or disposition, in a single transaction or series of related transactions, by the Company of all or substantially all of the property and assets of the Company. Notwithstanding the foregoing, events otherwise constituting a Change in Control in accordance with the foregoing shall not constitute a Change in Control if such events are solicited by the Company and are, if Executive is then a member of the Board, approved, recommended or supported by Executive in her capacity as a member of the Board of the Company in actions taken prior to, and with respect to, such events.

     (6)  Voluntary Termination by Executive.  Except as provided in paragraph
          ----------------------------------                         ---------
1(D)(5), in the event that Executive's employment with the Company is terminated
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by Executive, such termination shall be a breach of this Agreement and the
Company shall have no further obligations hereunder from and after the date of such termination.

     2.   Nondisclosure.  Executive acknowledges that during the course of her
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performance of services for the Company she has acquired and will acquire technical knowledge with respect to the Company's business operations, including, by way of illustration, the Company's existing and contemplated services, trade secrets, patents and selling techniques and information, customer lists, supplier lists, and confidential information relating to the Company's policy and/or business strategy (all of such information herein referenced to as the "Confidential Information"); provided, however, that the term "Confidential Information" shall not include (a) any information which is or becomes publicly available otherwise than through breach of this Agreement, or (b) any information which is or becomes known or available to Executive on a non-confidential basis and not in contravention of applicable law from a source which is entitled to disclose such information to Executive. Executive agrees that she will not, while she is employed by the Company, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with her duties on behalf of the Company, or use, except on behalf of the Company, any Confidential Information acquired by Executive during the term of her employment. Executive agrees that she will not, at any time after her employment with the Company has ended, divulge to any person directly or indirectly any Confidential Information. Executive further agrees that if her relationship with the Company is terminated (for whatever reason) she shall not take with her but will leave with the Company all records, papers and computer data and any copies thereof relating to the Confidential Information (or if such papers, records, computer data or copies are not on the premises of the Company, Executive agrees to return such papers, records and computer data immediately upon her termination). Executive acknowledges that all such papers, records, computer data or copies thereof are and remain the property of the Company.

     3.   Inventions and Patents.  Executive agrees that all inventions,
          ----------------------
innovations or improvements relating to the Company's business or method of conducting business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by her during her employment with the Company belong

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to the Company. Executive will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.

     4.   Other Businesses.  During the Employment Period, Executive agrees that
          ----------------
she will not, directly or indirectly except with the express written consent of the Board, become engaged in, render material services for, or permit her name to be used in connection with, or directly or indirectly counsel or consult with, any business other than the business of the Company and its affiliates; provided, however, that Executive may be a passive investor in any such business (subject to the limitations set forth in paragraph 5 below).
                                         -----------

     5.   Noncompetition.  Executive agrees that:
          --------------

          (A) During the term she performs services for the Company and during the Post-Employment Period (as defined below), Executive will not interfere with the relationship between the Company or any affiliate and any employee, agent or representative of the Company or any such affiliate.

          (B) During the term she performs services for the Company and during the Post-Employment Period, Executive will not directly or indirectly divert or attempt to divert from the Company or any affiliate any business which provides related services in which the Company has been actively engaged during the term Executive performed services for the Company, nor interfere with the relationships of the Company with customers, dealers, distributors, franchisees or sources of supply.

          (C) During the term she performs services for the Company and during the Post-Employment Period, Executive will not directly or indirectly own, manage, operate control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of, any business or enterprise which provides software development or related services in which the Company has been actively engaged during the then Executive performed services for the Company.

          (D) For purposes hereof, the "Post-Employment Period" shall mean: (i) in the event Executive's employment with the Company is terminated for Cause pursuant to paragraph 1(D)(4), the 12-month period following Executive's
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termination of employment with the Company, or (ii) in the event Executive's employment with the Company is terminated for any other reason, the period during which the Company continues to make payments of base salary.

     6.   Stock Option.  Effective as of the date hereof (the "Effective
          ------------
Date"), under the terms of the GLOBALSCAPE 1998 Stock Option Plan (the "Plan"), GLOBALSCAPE, a Delaware corporation ("Global"), hereby grants to Executive the option (the "Option") to purchase shares (the "Option Shares") of Common Stock, $.001 par value per share, of GLOBALSCAPE. The number of Option Shares, the purchase price per Option Share and the installments and dates in which the Executive shall have the right to exercise the Option are attached to this Agreement as Exhibit "B". The Plan is attached to this Agreement as Exhibit "A". Beginning on the Effective Date, such installments shall be cumulative (i.e. once the right to purchase the number of shares of an installment has accrued, such shares may be purchased at any time thereafter, or in part from time to time, until the business day immediately preceding the tenth anniversary of the Effective Date (the "Expiration Date") or until such earlier date as set forth in the following paragraph. Notwithstanding the preceding sentence, upon the occurrence of a Change in Control, Executive's right to exercise the Option shall become fully vested (i.e., all unissued Option Shares may be purchased at any time thereafter, or in part from time to time, until the Expiration Date or until such earlier date as set forth in the following paragraph).

     Upon termination of Executive's employment pursuant to Paragraph 1(D)(4)
                                                            -----------------
(Termination by the Company for Cause) or paragraph 1(D)(6) (Voluntary
                                          -----------------
Termination by Executive), the Option shall remain exercisable for the four month period following such termination, but only to the extent such option was exercisable at termination.

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Upon termination of Executive's employment pursuant to paragraph 1(D)(1) (Death)
                                                       -----------------
or paragraph 1(D)(2) (Disability), the Option, to the extent then exercisable,
   -----------------
shall remain exercisable for the one-year period following such termination.
Upon termination of Executive's employment pursuant to paragraph (D)(3)
                                                       ----------------
(Termination by the Company without Cause) or paragraph 1(D)(5) (By the
                                              -----------------
Executive for Good Reason), Executive's right to exercise the Option shall become fully vested and the Option shall remain exercisable for the four-month period following such termination.

     7.   General Provisions.
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          (A)  Notices.  Any notice provided for in this Agreement must be in
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writing and must be either personally delivered, or mailed by first class mail
(postage prepaid and return receipt requested) or sent by reputable overnight courier service, to the recipient at the address below indicated:

               To the Company:   Attn.: Arthur L. Smith
                                 Chairman, GLOBALSCAPE Board of Directors
                                 12500 Network Boulevard, Suite 407
                                 San Antonio, Texas 78249

               To Executive:     Attn.: Sandra Poole-Christal
                                 Executive's last known address
                                 on records of Company

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or if mailed, five days after so mailed.

          (B)  Severability.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to he invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision in such jurisdiction or any other jurisdiction, or the legality or enforceability of such provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein except that any court having jurisdiction shall have the power to reduce the duration, area or scope of such invalid, illegal or unenforceable provision and, in its reduced form it shall be enforceable.

          (C)  Complete Agreement.  This Agreement embodies the complete
               ------------------
agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have been related to the subject matter hereof in any way.

          (D)  Successors and Assigns.  This Agreement is a personal service
               ----------------------
contract and is not assignable by the Executive. Subject to the Executive's rights under paragraph 1(D)(5)(c), this Agreement may be assigned from time to
             --------------------
time by the Company. This Agreement shall be binding on and inure to the benefit of the parties hereto and such parties' respective successors, personal representatives and permitted assigns.

          (E)  Choice of Law.  All questions concerning the construction,
               -------------
validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Texas.

          (F)  Remedies.  Each of the parties to this Agreement will be
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entitled to enforce her or its rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses

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of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in her or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may in her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Such injunction or decree shall be available without the posting of any bond or other security.

          (G)  Amendments and Waivers.  Any provision of this Agreement may be
               ----------------------
               amended or waived only with the prior written consent of Executive and a majority of the Board.

          (H)  Absence of Conflicting Agreements. Executive hereby warrants and
               ---------------------------------
               covenants that her employment by the Company does not result in a breach of the terms, conditions or provisions of any agreement to which Executive is subject.

          (I)  Survival. No termination of Executive's employment by either or
               --------
               both parties shall reduce or terminate Executive's covenants and agreements in paragraphs 2,3 and 5.
                             --------------------


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

          "Company"          GLOBALSCAPE, Inc.

          By:  /s/ Arthur L. Smith
               -------------------

          Name: Arthur L. Smith
                ---------------

          Title: Chairman of the Board of Directors
                 ----------------------------------

          "Executive"

          By:  /s/ Sandra Poole-Christal
               -------------------------

          Name: Sandra Poole-Christal
                ---------------------

                                   Exhibit B

Number of Option Shares:        291,429

Purchase Price:                 $0.00

Vesting Schedule:               97,143  January 1, 1999
(dates Options may be           97,143  January 1, 2000
exercised)                      97,143  January 1, 2001

Exercise Price                  $0.10 per Option Share

Options Expire January 1, 2008

Subject to other terms and conditions stated in attached letter agreement.

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